UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3420 Bunkerhill Drive, North Las Vegas, NV 89074

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

Explanatory Note

On March 7, 2019, we disclosed information under Item 5.01 (Changes in Control of Registrant) and Item 5.02 (Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers). Because that Form 8-K did not provide adequate information in conformity with Item 5.01 and 5.02, we are providing the information required under Items 5.01 and 5.02 in this Form 8-K Amendment.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On March 6, 2019, pursuant to a Special Board of Directors Meeting, our Board of Directors approved a compensation package for Vikram Grover, who as described below was appointed by our Board of Directors as our Principal Officer/Director. The Board of Directors granted Vikram Grover 100 million common stock purchase warrants with a strike price of $0.001 with a 5 year Warrant Exercise Period, the vesting and start date of which will commence when we become current with our SEC reporting obligations. The Warrants have not yet been issued. The number of warrants will be doubled at the end of the first year from issuance, if at any time from issuance of the initial warrants our closing bid price is greater than one cent ($0.01) for 10 consecutive trading day. Additionally, our Board of Directors approved the assignment to Vikram Grover of nine (9) million shares of Preferred Stock at a voting ratio of 50 to 1 ratio and representing 450,000,000 votes.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of William L. Fowler as our Principal Officer/Director

On March 6, 2019, William L. Fowler resigned as our President/Chief Executive Officer/Chief Financial Officer/Director. His resignation was not due to any matter relating to our operations, policies or practices. On March 6, 2019, pursuant to a Special Board of Directors Meeting, our Board of Directors accepted his resignation.

Resignation of Bernd Schaefers

On March 6, 2019, Bernd Schaefers resigned as our Secretary/Director. His resignation was not due to any matter relating to our operations, policies or practices. On March 6, 2019, pursuant to a Special Board of Directors Meeting, our Board of Directors accepted his resignation.

Appointment of Vikram Grover as our Principal Officer/Director

On March 6, 2019, pursuant to a Special Board of Directors Meeting, our Board of Directors appointed Vikram Grover as our President/Chief Executive Officer/Chief Financial Officer/Secretary/Treasurer/Director.

Biography of Vikram Grover

Vikram Grover, 49 years of age, has 20 years’ experience as an investment banker, sell-side research analyst and advisor to corporations in various businesses, including e-commerce, LED lighting, unified communications (UC), wireless technology and services, and healthcare technology. His employment over the last 5 years consists of: (a) from November 2006 to June 2015, he was Senior Managing Director of Investment Banking at Source Capital Group, Inc.; (b) from January 2016 through August 2017, he was Chief Executive Officer and Director of Good Gaming, Inc., a publicly-traded company that is a eSports tournaments/content provider; (c) from July 2015 through present, he has been Senior Vice President of Corporate Development for CMG Holdings Group, Inc., a publicly-traded corporation in the business of experiential advertising; and (d) from July 2015 through present, he has been an independent consultant to a number private and public companies while doing business as IX Advisors. He has a Master of Science Degree in Management (MSM) from the Georgia Institute of Technology and is a Chartered Financial Analyst (CFA).

Compensation of Vikram Grover

The above information contained in Item 5.01 (Changes in Control of Registrant) is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: March 12, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer